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Exhibit 99.4

MERGER OF
MONTEREY BAY BANK, MONTEREY BAY BANCORP, INC.
AND
UNION BANK OF CALIFORNIA, N.A.

To our Client:

        Pursuant to the proposed merger of Monterey Bay Bancorp, Inc., Monterey Bay Bank, and Union Bank of California, N.A., as described in the enclosed proxy statement/prospectus dated                         , 2003 and the related Agreement and Plan of Merger dated April 7, 2003 (the "Merger Agreement"), enclosed for your consideration and to be completed by you is the YELLOW Instruction Form and a Substitute Form W-9. In addition, we have enclosed for your information only a GREEN Letter of Transmittal/Election Form relating to the merger. Also enclosed is a YELLOW reply envelope marked "            " for your use in returning the properly completed and signed YELLOW Instruction Form.

        Also enclosed is the proxy statement/prospectus relating to the special meeting of Monterey Bay Bancorp, Inc. stockholders being held to vote on the Merger Agreement.

        As described in the enclosed materials and in the enclosed proxy statement/prospectus, each of your shares of Monterey Bay Bancorp, Inc. common stock will be converted on a share by share basis, based on your election, into the right to receive a fraction of a share of common stock of UnionBanCal Corporation (the "Stock Election") or cash (the "Cash Election").

        These elections are subject to certain terms, conditions and limitations set forth in the Merger Agreement and described in the proxy statement/prospectus and the instructions set forth in the GREEN Letter of Transmittal/Election Form.

        Making an election:

  a)
  DOES NOT HAVE THE EFFECT of casting a vote with respect to adoption of the Merger Agreement at the special meeting of stockholders of Monterey Bay Bancorp, Inc. To vote on the Merger Agreement, please consult the proxy statement/prospectus; and

  b)
  WILL NOT RESULT IN PERFECTION of any appraisal rights that may be available, as discussed in the proxy statement/prospectus under "The Merger—Dissenters' rights of appraisal."

        Pursuant to the proration and allocation procedures described in the proxy statement/prospectus and set forth in the Merger Agreement, stockholders may be subject to a proration process in which a stockholder may receive for such stockholder's Monterey Bay Bancorp, Inc. common stock an aggregate amount of cash consideration and stock consideration other than that which such stockholder has elected. All elections are subject to the allocation procedures set forth in Section 1.4 of the Merger Agreement that is described in the proxy statement/prospectus under "The Merger Agreement—Conversion of Monterey Bay Bancorp, Inc. common stock."

        These materials are being sent to you as the beneficial owner of Monterey Bay Bancorp, Inc. common stock held by us for your account but not registered in your name. We are the holder of record of the Monterey Bay Bancorp, Inc. common stock held in your account. Accordingly, you must give us instructions using the YELLOW Instruction Form provided below (and not using the GREEN Letter of Transmittal/Election Form, which is furnished for your information only) as to whether you wish to receive for each Monterey Bay Bancorp, Inc. share held by us in your account, the cash consideration or the stock consideration. Only we, as record holder of your Monterey Bay Bancorp, Inc. common stock, can execute and submit a GREEN Letter of Transmittal/Election Form on your behalf.

        Please note that because you are permitted to elect to receive either the cash consideration or the stock consideration on a share by share basis, you may elect to receive the cash consideration in exchange for some of your shares, and the stock consideration in exchange for your other shares. This results in you receiving a combination of the cash consideration and the stock consideration in exchange for all of your shares of Monterey Bay Bancorp, Inc. common stock. Also, because the availability of stock consideration and cash consideration is not unlimited, you may ultimately receive consideration in a form other than the form you selected.

        For an election to be validly made, we must make an election on your behalf with Computershare Trust Company of New York, the exchange agent (the "Exchange Agent"), by 5:00 p.m., Eastern Time, on the election deadline, which is [                        ], 2003, the last business day preceding the date of the Monterey Bay Bancorp, Inc. special stockholders' meeting that is being held to vote on adoption of the Merger Agreement.

        Any Monterey Bay Bancorp, Inc. common stock held by a holder who fails to make a valid election prior to the election deadline will be treated as stock for which no election has been made. Stock for which no election has been made will receive merger consideration in accordance with the default allocation provisions set forth in the Merger Agreement and described in the proxy statement/prospectus under "The Merger Agreement—Conversion of Monterey Bay Bancorp, Inc. common stock."

        None of the parties to the Merger Agreement or their respective boards of directors makes any recommendation as to whether holders of Monterey Bay Bancorp, Inc. common stock should elect to receive the cash consideration, the stock consideration or a combination of the cash consideration and stock consideration. Each stockholder must make his or her own decision with respect to that election.

        You do not have to submit any certificates for Monterey Bay Bancorp, Inc. common stock which we are holding in your account. We will submit these certificates on your behalf.

        With respect to Monterey Bay Bancorp, Inc. common stock held by us in your account, you can only make an election using the YELLOW Instruction Form provided below. Do not complete the GREEN Letter of Transmittal/Election Form with respect to shares held by us in your account. Only we can execute and submit a GREEN Letter of Transmittal/Election Form on your behalf. If you wish to have us, on your behalf, complete the GREEN Letter of Transmittal/Election Form, please so instruct us by completing, executing and returning to us the YELLOW Instruction Form attached to this letter.

        Please return the YELLOW Instruction Form and the Substitute Form W-9 as promptly as practicable so we may submit your election to the Exchange Agent prior to the election deadline. If instructions are not provided to us in a timely fashion, you will receive merger consideration in accordance with the default allocation provisions set forth in the Merger Agreement and described in the proxy statement/prospectus in exchange for your Monterey Bay Bancorp, Inc. common stock.

The Information Agent for the Offer is:

MacKenzie Partners, Inc.
 CALL TOLL-FREE (800) 322-2885
105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
E-mail: proxy@mackenziepartners.com

INSTRUCTION FORM
WITH RESPECT TO THE MERGER OF
MONTEREY BAY BANK, MONTEREY BAY BANCORP, INC. AND
UNION BANK OF CALIFORNIA, N.A.

To My Bank Or Broker:

        The undersigned acknowledge(s) receipt of your letter and the related GREEN Letter of Transmittal/Election Form relating to the above merger.

        This YELLOW Instruction Form instructs you that the undersigned hereby makes the election below for all of the Monterey Bay Bancorp, Inc. common stock beneficially owned by the undersigned and which you hold for the account of the undersigned, subject to certain terms, conditions and limitations set forth in the Merger Agreement and described in the proxy statement/prospectus and the instructions set forth in the GREEN Letter of Transmittal/Election Form.

Check one of the boxes below:
☐	Stock Election for All Shares
☐	Cash Election for All Shares
☐	Mixed Election—Convert:
Monterey Bay Bancorp, Inc. shares into Cash Consideration; and all remaining Monterey Bay Bancorp, Inc. shares into Stock Consideration

Total Number of Shares with respect to which an election is being made

(Signature(s) of Owner(s))
Name:
Capacity
Address:

(Include Zip Code)
Area Code and Telephone Number:
Account Number:

Social Security or other Tax Identification Number
Dated:

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  Exhibit 99.4
MERGER OF MONTEREY BAY BANK, MONTEREY BAY BANCORP, INC. AND UNION BANK OF CALIFORNIA, N.A.
INSTRUCTION FORM WITH RESPECT TO THE MERGER OF MONTEREY BAY BANK, MONTEREY BAY BANCORP, INC. AND UNION BANK OF CALIFORNIA, N.A.